Exhibit 10.26

LEASE AMENDMENT V

The parties to this Amendment are Westlake Center Associates Limited Partnership, a Washington limited partnership, hereinafter called “Lessor”, and PRIMUS KNOWLEDGE SOLUTIONS, INC. formerly doing business as PRIMUS COMMUNICATIONS, formerly known as SYMBOLOGIC CORPORATION hereinafter called “Lessee.”

Whereas the parties hereto have heretofore entered into a Lease executed under the date of July 28, 1995, in and to 8,065 square feet on the Eighteenth Floor and 16,660 square feet on the Nineteenth Floor, for a combined total of 24,725 square feet, and further amended by Lease Amendment I executed under the date of January 27, 1999 in and to 11,686 square feet on the Eighteenth Floor and 16,660 square feet on the Nineteenth Floor, for a combined total of 28,346 square feet, and further amended by Lease Amendment II executed under the date of February 11, 2000 in and to 16,660 square feet on the Eighteenth Floor, 16,660 square feet on the Nineteenth Floor and 16,430 square feet on the Tenth Floor, for a combined total of 49,750 square feet, and further amended by Lease Amendment III executed under the date of May 31, 2000 in and to 1,285 square feet on the Eleventh Floor, 16,660 square feet on the Eighteenth Floor, 16,660 square feet on the Nineteenth Floor and 16,430 square feet on the Tenth Floor, for a combined total of 51,035 square feet, and further amended by Lease Amendment IV executed under the date of December 13, 2001 in and to 16,660 square feet on the Eighteenth Floor and 16,660 square feet on the Nineteenth Floor, for a combined total of 33,320 square feet, the following described premises in the City of Seattle, County of King, State of Washington, to wit:

Lots 1, 2, 3, 7, 8, 9, 10, 11 and 12, Block 1, ADDITION TO THE TOWN OF SEATTLE as laid off by the Heirs of SARAH A. BELL, deceased (commonly known as Heirs of SARAH A. BELL’S ADDITION TO THE CITY OF SEATTLE) according to the plat recorded in Volume 1 of Plats, page 103, in King County, Washington;

EXCEPT the Southwesterly 12 feet of said Lots 1, 2 and 3 condemned by the City of Seattle in King County Superior Court Cause No. 52280, for the widening of Fourth Avenue, as provided by Ordinance 13776 of said City; and

EXCEPT the Southeasterly 7 feet of said Lots 1 and 12 condemned by the City of Seattle, in King County Superior Court Cause No. 57057 for the widening of Pine Street as provided by Ordinance 14500 of said City;

TOGETHER WITH all of the vacated alley lying within said Block 1. The Property is generally bounded by Fifth Street on the east, Pine Street on the south, Fourth Avenue on the west, and Olive Way on the north.

Whereas the parties desire to reduce Lessee’s Premises, whereas Lessee has agreed to vacate a portion of the Eighteenth (18th) Floor Premises, for a total reduction of 14,438 rentable square feet of said Lease. Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties do hereby agree to amend the Lease as it pertains to the aforementioned reduction, effective December 31, 2002, as follows:

1.	Section 1(b), Premises, is amended to show that the square footage of the Premises has been revised from 33,320 S.F. to 18,882 S.F. Therefore, Section 1(b), Premises, is amended to read as follows:

“Premises: Consisting of 2,222 square feet of Net Rentable Area on the Eighteenth (18th) Floor, and 16,660 square feet of Net Rentable Area on the Nineteenth (19th) Floor, for a combined total of 18,882 square feet of Net Rentable Area of the building.”

2.	Section 1(c), Floor Areas, is amended to show that the agreed Net Rentable Area of the Premises has been revised from 33,320 square feet to 18,882 square feet. Therefore, Section 1(c) is amended to read as follows:

“The agreed Net Rentable Area of the Premises is 18,882 square feet and of the building is 335,850 square feet.”

3.	Section 1(j), Exhibits, is amended to include the attached Exhibit A-5, Tenant Improvements for the 18,882 square feet of Lessee’s space on the Eighteenth (18th) and Nineteenth (19th) Floors. Lessor shall provide said space in its “As Is” condition. Any Tenant Improvements to Lessee’s space shall be at the sole expense of Lessee.

4.	Section 1(j), Exhibits, is amended to delete Exhibits C, C-1, C-2, C-3 and C-4 to be replaced by C-5, The Premises.

5.	Attachment II, Special Provision #2, Monthly Rent, shall be amended to reflect the reduction of the Net Rentable Area from 33,320 square feet to 18,882 square feet. Therefore, the rental rate structure in Attachment II, Special Provision #2, of the Lease Agreement, shall be adjusted to reflect reductions to the Net Rentable Area and Monthly Rent* effective January 1, 2003 as follows:

Period	Floor	Square Feet of NRA	Basic Annual Rental Rate	Basic Monthly Rent
01/01/03 – 10/31/03	18	2,222	$34.00	$6,295.67
01/01/03 – 10/31/03	19	16,660	$34.00	$47,203.33

TOTAL:		18,882		$53,499.00

Period	Floor	Square Feet of NRA	Basic Annual Rental Rate	Basic Monthly Rent
11/01/03 – 10/31/05	18	2,222	$35.00	$6,480.83
11/01/03 – 10/31/05	19	16,660	$35.00	$48,591.67

TOTAL:		18,882		$55,072.50

* Subject to adjustments from time to time as provided in Section 9 of the Lease Agreement.

6.	Attachment II, Special Provision #6, Parking, is hereby amended to reflect the reduction in Net Rentable Area of the Premises and to show that Lessee’s option to enter into parking contracts is therefore reduced to sixteen (16) parking contracts, effective January 1, 2003.

7.	In recognition of the fact that this negotiated Lease Amendment is pursuant to Special Provision #5, Early Termination, Lessee shall pay Lessor a cash termination penalty in the negotiated amount of One Hundred Thirteen Thousand One Hundred Eighteen Dollars and No Cents ($113,118.00). Said penalty shall be paid on or before December 31, 2002, which is the agreed upon date that Lessee will vacate the 14,438 Net Rentable Square Feet on the Eighteenth (18th) Floor. If said cash termination penalty is not received by Lessor within five (5) days after the due date, then Lessee shall pay to Lessor a late charge equal to the maximum amount permitted by law (and in the absence of any governing law, five percent (5%) of such overdue amount), plus any attorney fees incurred by Lessor by reason of Lessee’s failure to pay the charge due hereunder. In addition to the cash termination penalty, Lessee is responsible for all rent, taxes, and other charges or payments that become due for the 14,438 Net Rentable Square Feet on the Eighteenth (18th) Floor per the terms of the Lease Agreement through December 31, 2002.

Except as herein amended, said Lease shall remain in full force and effect in accordance with all of its terms and provisions.

IN WITNESS HEREOF, the parties have hereinto set their hands and seals this 26th day of November, 2002.

LESSOR:		LESSEE:

WESTLAKE CENTER ASSOCIATES LIMITED PARTNERSHIP		PRIMUS KNOWLEDGE SOLUTIONS, INC.

By:	/s/ J. Patrick Done	By:	/s/ Ron Stevens

Its:	VP / Grp Dir.	Its:	CFO

By:

Its:

ACKNOWLEDGMENT OF LESSOR

STATE OF Nevada)
) ss.
COUNTY OF Clark	)

On this 26th day of November, 2002, before me, the undersigned, a Notary Public in and for the State of Nevada, duly commissioned and sworn, personally appeared J. Patrick Done, to me known to be the V.P., that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

/s/ Christine W. Shaddock
Notary Public in and for the State of
Nevada residing at Las Vegas, NV
< Notary Public Stamp >	My commission expires June 11, 2006
Print Name Christine W. Shaddock

ACKNOWLEDGMENT OF LESSEE

(Corporate)

STATE OF WASHINGTON)
) ss.
COUNTY OF KING)

On this 21st day of November, 2002, before me personally appeared Ronald M. Stevens to me known to be the CFO, respectively, of the corporation that executed the within and foregoing lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Jean B. Moore
Notary Public in and for the State of
Washington residing at King County
< Notary Public Stamp >	My commission expires Feb 4, 2006
Print Name Jean B. Moore

EXHIBIT A-5

TENANT IMPROVEMENTS

TENANT IMPROVEMENTS TO BE PROVIDED AT LESSOR’S COST

Lessee hereby accepts the Premises in its “As-Is” condition and does further warrant that Lessor has made no representations that any improvements whatsoever other than what presently exists will be made to the Premises. Any improvements to the remaining Premises shall be at Lessee’s sole cost and expense.

Lessor shall be responsible for the costs associated with providing new building standard demising walls per attached Exhibit C-5.1 to separate the Eighteenth (18th) Floor Premises from the space being returned to Lessor from Lessee including, common area corridor walls, and one (1) building standard entry door with latchset. Existing door and frames shall be used when possible.

EXHIBIT C-5

THE PREMISES

Eighteenth (18th) Floor Premises

[FLOORPLAN OF 18TH FLOOR]

Nineteenth (19th) Floor Premises

[FLOORPLAN OF 19TH FLOOR]

WESTLAKE CENTER OFFICE TOWER NINETEENTH FLOOR

KOEHLER & COMPANY 206-682-2680 STEVE KOEHLER BRENDA KLEIN